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Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

FLEETWOOD ENTERPRISES, INC.

Offer to Exchange
Up to $103,000,000 Senior Secured Notes due 2011
And
Up to 14,000,000 Shares of Common Stock
For Any and All Outstanding
5% Convertible Senior Subordinated Debentures due 2023
(CUSIP Nos. 339099AC7 and 339099AD5)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 5, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The exchange agent is:

The Bank of New York Mellon Trust Company, N.A.

By Mail or Hand at:	By Facsimile Transmission (for Eligible Institutions Only):
Bank of New York Mellon Corporation Corporate Trust Operations 101 Barclay Street—Floor 7 East New York, NY 10286 Attn: Mrs. Evangeline R. Gonzales Reorganization Unit	By Facsimile (Eligible Institutions Only): Attn: Evangeline R. Gonzales Facsimile: (212) 815-1915 (confirm by telephone: (212) 815-3738)

or

        THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        In connection with the Exchange Offer by Fleetwood Enterprises, Inc., a Delaware corporation (the "Company") made pursuant to the accompanying prospectus (as may be amended or supplemented from time to time, the "Prospectus"), this form must be used to exchange new Senior Secured Notes due 2011 (the "New Notes") and Shares, for the Company's outstanding 5% Convertible Senior Subordinated Debentures due 2023 ("Old Debentures"), if either (i) certificates for the Old Debentures are not immediately available or (ii) the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer—Guaranteed Delivery Procedures." This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at one of its addresses set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Old Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Old Debentures set forth in the Letter of Transmittal. All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  PLEASE SIGN AND COMPLETE

Signature of registered holder or Authorized Signatory:

Name of registered holder:

Address:

  This Notice of Guaranteed Delivery must be signed by the registered holder of the Old Debentures exactly as his, her, or its name appears on the certificate(s) for the Old Debentures or, if tendered by a DTC participant, exactly as such participant's name appears on a security position listing as the owner of the Old Debentures, or by a person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Date:	, 2008

Area Code and Telephone No.:

Principal Amount of Old Debentures Tendered:

Certificate No.(s) of Old Debenture(s) Tendered:

☐	If Old Debentures will be delivered by book-entry transfer to the Exchange Agent's account at The Depository Trust Company, check box, and provide account number:

DTC Account No.:

          If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT NAME AND ADDRESS

GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Debentures tendered hereby (or a confirmation of book-entry transfer of such Old Debentures into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Prospectus).

  PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date:	, 2008

Address:	(Zip Code)

Area Code and Telephone Number:

NOTE: DO NOT SEND OLD DEBENTURES WITH THIS FORM. OLD DEBENTURES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE IN LIEU THEREOF.

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  Exhibit 99.3